Curtiss-Wright Corporation, Page 1

Exhibit 99.1

NEWS RELEASE

CURTISS-WRIGHT REPORTS FOURTH QUARTER AND FULL-YEAR 2025 FINANCIAL RESULTS; FULL-YEAR 2026 OUTLOOK REFLECTS HIGHER SALES, OPERATING MARGIN EXPANSION, DOUBLE-DIGIT EPS GROWTH AND STRONG FREE CASH FLOW

Company Delivers Record FY25 Sales, Profitability, EPS, Free Cash Flow and Orders

DAVIDSON, N.C. – February 11, 2026 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the fourth quarter and full-year ended December 31, 2025.

Fourth Quarter 2025 Highlights:
•Reported sales of $947 million, up 15%, operating income of $182 million, operating margin of 19.2%, and diluted earnings per share (EPS) of $3.69;
•Adjusted operating income of $187 million, up 14%;
•Adjusted operating margin of 19.7%;
•Adjusted diluted EPS of $3.79, up 16%;
•Free cash flow (FCF) of $315 million, generating 224% FCF conversion;
•Total share repurchases of $140 million; and
•New orders of $1.1 billion, up 18%, generating a book-to-bill of 1.2x.

Full-Year 2025 Highlights:
•Reported sales of $3.5 billion, up 12%, operating income of $634 million, operating margin of 18.1%, and diluted EPS of $12.87;
•Adjusted operating income of $651 million, up 19%;
•Adjusted operating margin of 18.6%, up 110 basis points;
•Adjusted diluted EPS of $13.23, up 21%;
•FCF of $554 million, generating 111% FCF conversion;
•Total share repurchases of $465 million;
•New orders of $4.1 billion, up 10%, reflecting solid demand in our Aerospace & Defense (A&D) and Commercial markets, and book-to-bill of 1.2x; and
•Backlog of $4.1 billion, up 18%.

"Curtiss-Wright concluded a record-setting year with a strong fourth quarter financial performance that was highlighted by double-digit organic sales growth, adjusted operating margin of 19.7%, mid-teens growth in adjusted diluted EPS, and record quarterly free cash flow generation," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation.

"Our full-year 2025 performance reflected the continued momentum that we are generating under our Pivot to Growth strategy. We delivered record-high sales and operating income, 110 basis points in operating margin expansion, and 21% growth in adjusted diluted EPS, as we maintained our commitment to operational excellence and targeted investments across the portfolio. In addition, we achieved record free cash flow of $554 million, which reflected our overall growth in profitability and the team’s relentless focus on reducing working capital. We also experienced strong demand across our A&D and Commercial Nuclear markets, which enabled the team to drive record new orders of $4.1 billion, providing continued confidence in our future top-line growth."

Curtiss-Wright Corporation, Page 2
"Looking ahead, our strong backlog entering the year, combined with the alignment of our technologies to favorable secular growth trends, underpins our expectation to deliver total organic sales growth of 6% to 8% and another strong operational performance in 2026. Additionally, we anticipate operating margin expansion of 30 to 60 basis points to a range of 18.9% to 19.2%, diluted EPS growth of 11% to 15%, and strong free cash flow generation, while continuing to increase both R&D and capital investments. This outlook reinforces our confidence in achieving the three-year financial targets that we communicated at our 2024 Investor Day and in our ability to drive long-term shareholder value."

Curtiss-Wright Corporation, Page 3
Fourth Quarter 2025 Operating Results

(In millions)	Q4-2025	Q4-2024	Change
Reported
Sales	$947	$824	15%
Operating income	$182	$155	17%
Operating margin	19.2%	18.8%	40 bps

Adjusted (1)
Sales	$947	$824	15%
Operating income	$187	$163	14%
Operating margin	19.7%	19.8%	(10 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $947 million increased 15% compared with the prior year;
•Total A&D market sales increased 16%, while total Commercial market sales increased 13%;
•In our A&D markets, we experienced mid-teens growth in our defense markets, driven by an acceleration of revenues in ground and naval defense, higher sales of international arresting systems equipment in aerospace defense, and strong OEM sales growth in the commercial aerospace market;
•In our Commercial markets, strong growth in the power & process market reflected the contribution from our prior-year acquisition, higher organic sales of commercial nuclear solutions and strong growth in industrial valve sales in the process market, while sales in the general industrial market were essentially flat; and
•Adjusted operating income of $187 million increased 14%, while Adjusted operating margin of 19.7% was essentially flat compared with the prior-year period, as favorable overhead absorption on higher revenues in all three segments and the benefits of the Company's ongoing operational excellence initiatives were offset by unfavorable mix in both the Aerospace & Industrial and Naval & Power segments.

Curtiss-Wright Corporation, Page 4
Fourth Quarter 2025 Segment Performance

Aerospace & Industrial

(In millions)	Q4-2025	Q4-2024	Change
Reported
Sales	$262	$251	5%
Operating income	$52	$48	8%
Operating margin	19.7%	19.1%	60 bps

Adjusted (1)
Sales	$262	$251	5%
Operating income	$53	$54	(2%)
Operating margin	20.1%	21.3%	(120 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $262 million, up $11 million, or 5%;
•Growth in our defense markets was principally driven by higher sales of electromechanical actuation equipment in the ground defense market;
•Commercial aerospace market revenue growth reflected higher OEM sales of sensors products and surface treatment services on both narrowbody and widebody platforms;
•General industrial market revenue was essentially flat, as the benefit of higher sales of industrial vehicle products serving off-highway vehicle platforms was offset by lower sales to global on-highway industrial vehicle manufacturers; and
•Adjusted operating income was $53 million, down 2%, while Adjusted operating margin decreased 120 basis points to 20.1%, as unfavorable mix was partially offset by favorable absorption on higher revenues.

Curtiss-Wright Corporation, Page 5
Defense Electronics

(In millions)	Q4-2025	Q4-2024	Change
Reported
Sales	$267	$227	17%
Operating income	$69	$55	26%
Operating margin	25.7%	24.1%	160 bps

Adjusted (1)
Sales	$267	$227	17%
Operating income	$69	$55	25%
Operating margin	25.9%	24.3%	160 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $267 million, up $40 million, or 17%;
•Aerospace defense market revenues were essentially flat, as increased sales of embedded computing and flight test instrumentation equipment to various international customers was offset by the timing of revenues on various domestic fighter jet and UAV programs;
•Ground defense market revenues were ahead of our expectations, principally driven by the timing of embedded computing and tactical battlefield communications equipment sales supporting various domestic programs;
•Commercial aerospace market revenue growth reflected increased demand and higher sales of flight data recorder and avionics technology to OEM customers; and
•Adjusted operating income was $69 million, up 25% from the prior year period, while Adjusted operating margin increased 160 basis points to 25.9%, primarily due to favorable absorption on higher revenues and the benefits of the Company's operational excellence initiatives, partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 6
Naval & Power

(In millions)	Q4-2025	Q4-2024	Change
Reported
Sales	$417	$346	21%
Operating income	$71	$65	9%
Operating margin	17.1%	18.8%	(170 bps)

Adjusted (1)
Sales	$417	$346	21%
Operating income	$75	$66	13%
Operating margin	17.9%	19.1%	(120 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $417 million, up $71 million, or 21%;
•Revenue growth in the naval defense market was driven by the timing of production on the Columbia-class and Virginia-class submarine programs, in addition to higher sales of aftermarket fleet services;
•Higher revenue in the aerospace defense market reflected the timing of sales of arresting systems equipment principally supporting various international customers;
•Higher power & process market revenues mainly reflected the contribution from our I&C Solutions acquisition, as well as higher organic sales of commercial nuclear solutions supporting the development of next-generation advanced reactors and higher industrial valve sales in the process market; and
•Adjusted operating income was $75 million, up 13% from the prior year period, while Adjusted operating margin decreased 120 basis points to 17.9%, as favorable absorption on higher revenues was partially offset by unfavorable mix of products and higher investment in research and development.

Curtiss-Wright Corporation, Page 7
Free Cash Flow

(In millions)	Q4-2025	Q4-2024	Change
Net cash provided by operating activities	$353	$301	17%
Capital expenditures	(38)	(23)	62%
Free cash flow	$315	$278	13%

•Free cash flow of $315 million increased $37 million, primarily due to higher cash earnings and improved working capital; and
•Capital expenditures increased approximately $14 million compared with the prior-year period, primarily due to higher growth investments within the Naval & Power segment.

New Orders and Backlog
•New orders of $1.1 billion increased 18% in the fourth quarter, principally reflecting strong demand in our commercial nuclear and naval defense markets;
•Full-year 2025 new orders of $4.1 billion increased 10% and generated an overall book-to-bill of approximately 1.2x, reflecting solid demand within our A&D markets, as well as strong growth for commercial nuclear products within our Commercial markets; and
•Backlog of $4.1 billion increased 18% from December 31, 2024.

Share Repurchase and Dividends
•During the fourth quarter, the Company repurchased approximately 250,000 shares of its common stock for approximately $140 million;
•During full-year 2025, the Company repurchased approximately 934,000 shares for $465 million; and
•The Company also declared a quarterly dividend of $0.24 a share.

Curtiss-Wright Corporation, Page 8
Full-Year 2026 Guidance

The Company's full-year 2026 Adjusted financial guidance(1) is as follows:

($ in millions, except EPS)	2026 Guidance	% Chg vs 2025 Adjusted
Total Sales	$3,710 - $3,765	6 - 8%
Operating Income	$703 - $722	8 - 11%
Operating Margin	18.9% - 19.2%	30 - 60 bps
Diluted EPS	$14.70 - $15.15	11 - 15%
Free Cash Flow(2)	$575 - $595	4 - 7%

(1)Reconciliations of Reported to Adjusted 2025 operating results and 2026 Adjusted financial guidance are available in the Appendix, and exclude first-year purchase accounting costs in the prior period associated with acquisitions as well as costs associated with both our FY24 and FY26 Restructuring Programs.
(2)2026 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency, reflecting a year-over-year increase of approximately $25 million compared with 2025 results.

**********

A more detailed breakdown of the Company’s 2026 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss fourth quarter and full-year 2025 financial results and expectations for 2026 guidance at 10:00 a.m. ET on Thursday, February 12, 2026. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Product sales	$812,483	$698,626	$2,977,233	$2,639,953
Service sales	134,498	125,687	521,139	481,236
Total net sales	946,981	824,313	3,498,372	3,121,189

Cost of product sales	518,641	437,801	1,910,661	1,690,574
Cost of service sales	72,897	69,082	286,177	277,066
Total cost of sales	591,538	506,883	2,196,838	1,967,640

Gross profit	355,443	317,430	1,301,534	1,153,549

Research and development expenses	25,427	25,781	95,161	91,647
Selling expenses	46,492	36,158	168,740	145,360
General and administrative expenses	100,059	92,405	399,608	373,497
Restructuring expenses	1,707	8,250	4,504	14,448

Operating income	181,758	154,836	633,521	528,597

Interest expense	11,997	11,675	43,148	44,869
Other income, net	7,239	10,034	29,637	38,328

Earnings before income taxes	177,000	153,195	620,010	522,056
Provision for income taxes	(40,002)	(35,343)	(135,782)	(117,078)
Net earnings	$136,998	$117,852	$484,228	$404,978

Basic earnings per share	$3.71	$3.11	$12.94	$10.61
Diluted earnings per share	$3.69	$3.09	$12.87	$10.55

Dividends per share	$0.24	$0.21	$0.93	$0.83

Weighted average shares outstanding:
Basic	36,927	37,874	37,417	38,153
Diluted	37,172	38,137	37,631	38,373

Curtiss-Wright Corporation, Page 10

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$371,345	$385,042
Receivables, net	932,344	835,037
Inventories, net	615,097	541,442
Other current assets	99,688	88,073
Total current assets	2,018,474	1,849,594
Property, plant, and equipment, net	382,200	339,118
Goodwill	1,692,490	1,675,718
Other intangible assets, net	532,381	596,831
Operating lease right-of-use assets, net	198,603	169,350
Prepaid pension asset	333,547	299,130
Other assets	63,597	55,963
Total assets	$5,221,292	$4,985,704

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$200,000	$90,000
Accounts payable	310,303	247,185
Accrued expenses	242,942	219,054
Deferred revenue	561,452	459,421
Other current liabilities	90,870	80,288
Total current liabilities	1,405,567	1,095,948
Long-term debt	757,884	958,949
Deferred tax liabilities, net	154,002	140,659
Accrued pension and other postretirement benefit costs	71,417	67,413
Long-term operating lease liability	178,466	148,175
Other liabilities	120,382	124,761
Total liabilities	$2,687,718	$2,535,905

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	165,014	147,940
Retained earnings	4,310,680	3,861,073
Accumulated other comprehensive loss	(173,812)	(243,225)
Less: cost of treasury stock	(1,817,495)	(1,365,176)
Total stockholders' equity	2,533,574	2,449,799

Total liabilities and stockholders' equity	$5,221,292	$4,985,704

Curtiss-Wright Corporation, Page 11

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and provide more relevant comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments, transaction costs, and gains/losses on equity securities held for investment purposes; and (ii) costs associated with the Company's 2024 Restructuring Program, as applicable.

Curtiss-Wright Corporation, Page 12

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2025			December 31, 2024			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$262,391	$—	$262,391	$250,917	$—	$250,917	5%	5%
Defense Electronics	267,276	—	267,276	227,475	—	227,475	17%	17%
Naval & Power	417,314	—	417,314	345,921	—	345,921	21%	21%

Total sales	$946,981	$—	$946,981	$824,313	$—	$824,313	15%	15%

Operating income (expense):
Aerospace & Industrial(2)	$51,799	$938	$52,737	$47,876	$5,694	$53,570	8%	(2)%
Defense Electronics(2)	68,777	323	69,100	54,775	587	55,362	26%	25%
Naval & Power(1)(2)	71,284	3,539	74,823	65,150	962	66,112	9%	13%

Total segments	$191,860	$4,800	$196,660	$167,801	$7,243	$175,044	14%	12%
Corporate and other(2)	(10,102)	12	(10,090)	(12,965)	1,414	(11,551)	22%	13%

Total operating income	$181,758	$4,812	$186,570	$154,836	$8,657	$163,493	17%	14%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	19.7%		20.1%	19.1%		21.3%	60 bps	(120 bps)
Defense Electronics	25.7%		25.9%	24.1%		24.3%	160 bps	160 bps
Naval & Power	17.1%		17.9%	18.8%		19.1%	(170 bps)	(120 bps)
Total Curtiss-Wright	19.2%		19.7%	18.8%		19.8%	40 bps	(10 bps)

Segment margins	20.3%		20.8%	20.4%		21.2%	(10 bps)	(40 bps)

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in both the current and prior year periods.

Curtiss-Wright Corporation, Page 13

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Year Ended			Year Ended
	December 31, 2025			December 31, 2024			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$976,760	$—	$976,760	$932,133	$—	$932,133	5%	5%
Defense Electronics	1,018,610	—	1,018,610	910,706	—	910,706	12%	12%
Naval & Power	1,503,002	—	1,503,002	1,278,350	—	1,278,350	18%	18%

Total sales	$3,498,372	$—	$3,498,372	$3,121,189	$—	$3,121,189	12%	12%

Operating income (expense):
Aerospace & Industrial(2)	$166,166	$3,855	$170,021	$148,023	$10,239	$158,262	12%	7%
Defense Electronics(2)	278,016	342	278,358	224,739	1,929	226,668	24%	23%
Naval & Power (1)(2)	231,284	13,272	244,556	199,663	2,063	201,726	16%	21%

Total segments	$675,466	$17,469	$692,935	$572,425	$14,231	$586,656	18%	18%
Corporate and other(2)	(41,945)	4	(41,941)	(43,828)	3,038	(40,790)	4%	(3)%

Total operating income	$633,521	$17,473	$650,994	$528,597	$17,269	$545,866	20%	19%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	17.0%		17.4%	15.9%		17.0%	110 bps	40 bps
Defense Electronics	27.3%		27.3%	24.7%		24.9%	260 bps	240 bps
Naval & Power	15.4%		16.3%	15.6%		15.8%	(20 bps)	50 bps
Total Curtiss-Wright	18.1%		18.6%	16.9%		17.5%	120 bps	110 bps

Segment margins	19.3%		19.8%	18.3%		18.8%	100 bps	100 bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in both the current and prior year periods.

Curtiss-Wright Corporation, Page 14

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2025			December 31, 2024			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$192,055	$—	$192,055	$171,432	$—	$171,432	12%	12%
Ground Defense	115,235	—	115,235	84,654	—	84,654	36%	36%
Naval Defense	234,576	—	234,576	216,894	—	216,894	8%	8%
Commercial Aerospace	120,058	—	120,058	98,318	—	98,318	22%	22%
Total Aerospace & Defense	$661,924	$—	$661,924	$571,298	$—	$571,298	16%	16%

Commercial markets:
Power & Process	$178,833	$—	$178,833	$146,772	$—	$146,772	22%	22%
General Industrial	106,224	—	106,224	106,243	—	106,243	0%	0%
Total Commercial	$285,057	$—	$285,057	$253,015	$—	$253,015	13%	13%

Total Curtiss-Wright	$946,981	$—	$946,981	$824,313	$—	$824,313	15%	15%

	Year Ended			Year Ended
	December 31, 2025			December 31, 2024			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$672,526	$—	$672,526	$616,590	$—	$616,590	9%	9%
Ground Defense	406,803	—	406,803	353,326	—	353,326	15%	15%
Naval Defense	941,654	—	941,654	821,898	—	821,898	15%	15%
Commercial Aerospace	430,109	—	430,109	378,086	—	378,086	14%	14%
Total Aerospace & Defense	$2,451,092	$—	$2,451,092	$2,169,900	$—	$2,169,900	13%	13%

Commercial markets:
Power & Process	$635,140	$—	$635,140	$540,788	$—	$540,788	17%	17%
General Industrial	412,140	—	412,140	410,501	—	410,501	0%	0%
Total Commercial	$1,047,280	$—	$1,047,280	$951,289	$—	$951,289	10%	10%

Total Curtiss-Wright	$3,498,372	$—	$3,498,372	$3,121,189	$—	$3,121,189	12%	12%

Curtiss-Wright Corporation, Page 15

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Diluted earnings per share - As Reported	$3.69	$3.09	$12.87	$10.55
First year purchase accounting adjustments	0.06	0.01	0.27	0.04
Restructuring expenses	0.04	0.17	0.09	0.31
Diluted earnings per share - Adjusted (1)	$3.79	$3.27	$13.23	$10.90

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 16
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2024 Restructuring Program, and foreign currency fluctuations.

	Three Months Ended
	December 31,
	2025 vs. 2024
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	5%	8%	17%	26%	21%	9%	15%	17%
Less: Acquisitions	0%	0%	0%	0%	(8%)	(7%)	(3%)	(3%)
Restructuring	0%	(10%)	0%	0%	0%	0%	0%	(4%)
Foreign currency	(1%)	0%	0%	0%	0%	0%	(1%)	0%
Organic	4%	(2%)	17%	26%	13%	2%	11%	10%

	Year Ended
	December 31,
	2025 vs. 2024
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	5%	12%	12%	24%	18%	16%	12%	20%
Less: Acquisitions	0%	0%	0%	0%	(6%)	0%	(3%)	0%
Restructuring	0%	(5%)	0%	(1%)	0%	0%	0%	(2%)
Foreign currency	(1%)	(2%)	(1%)	(1%)	(1%)	0%	0%	(1%)
Organic	4%	5%	11%	22%	11%	16%	9%	17%

Curtiss-Wright Corporation, Page 17
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$352,744	$301,299	$643,402	$544,275
Capital expenditures	(37,638)	(23,271)	(89,692)	(60,974)
Free cash flow	$315,106	$278,028	$553,710	$483,301
Free cash flow conversion	224%	223%	111%	116%

Curtiss-Wright Corporation, Page 18

CURTISS-WRIGHT CORPORATION
2026 Guidance
As of February 11, 2026
($'s in millions, except per share data)

	2025 Reported (GAAP)	2025 Adjustments (Non-GAAP)(1)	2025 Adjusted (Non-GAAP)(1)	2026 Reported Guidance (GAAP)		2026 Adjustments (Non-GAAP)(2)	2026 Adjusted Guidance (Non-GAAP)(2)
				Low	High		Low	High	2026 Chg vs 2025 Adjusted
Sales:
Aerospace & Industrial	$977	$—	$977	$1,030	$1,045	$—	$1,030	$1,045	5 - 7%
Defense Electronics	1,019	—	1,019	1,055	1,075	$—	1,055	1,075	4 - 6%
Naval & Power	1,503	—	1,503	1,625	1,645	$—	1,625	1,645	8 - 9%
Total sales	$3,498	$—	$3,498	$3,710	$3,765	$—	$3,710	$3,765	6 - 8%

Operating income:
Aerospace & Industrial	$166	$4	$170	$186	$190	$3	$189	$193	11 - 14%
Defense Electronics	278	—	278	288	296	—	288	296	4 - 6%
Naval & Power	231	13	245	269	275	1	270	276	10 - 13%
Total segments	675	17	693	743	761	4	747	766
Corporate and other	(42)	—	(42)	(44)	(44)	—	(44)	(44)
Total operating income	$634	$17	$651	$699	$717	$4	$703	$722	8 - 11%

Interest expense	$(43)	$—	$(43)	$(42)	$(41)	$—	$(42)	$(41)
Other income, net	30	—	30	33	34	$—	33	34
Earnings before income taxes	620	17	638	691	711	$4	695	715
Provision for income taxes	(136)	(4)	(140)	(148)	(153)	(1)	(149)	(154)
Net earnings	$484	$14	$498	$542	$559	$3	$545	$562

Diluted earnings per share	$12.87	$0.36	$13.23	$14.62	$15.07	$0.08	$14.70	$15.15	11 - 15%
Diluted shares outstanding	37.6		37.6	37.1	37.1		37.1	37.1
Effective tax rate	21.9%		21.9%	21.5%	21.5%		21.5%	21.5%

Operating margins:
Aerospace & Industrial	17.0%		17.4%	18.1%	18.2%		18.3%	18.5%	90 - 110 bps
Defense Electronics	27.3%		27.3%	27.3%	27.5%		27.3%	27.5%	0 - 20 bps
Naval & Power	15.4%		16.3%	16.6%	16.7%		16.6%	16.8%	30 - 50 bps
Total operating margin	18.1%		18.6%	18.8%	19.0%		18.9%	19.2%	30 - 60 bps

Free cash flow(3)	$554	$—	$554	$575	$595	$—	$575	$595	4 - 7%

Notes: Full year amounts may not add due to rounding.
(1) 2025 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(2) 2026 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2026 Restructuring Program.
(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2026 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency, reflecting a year-over-year increase of approximately $25 million compared with 2025 results.

Curtiss-Wright Corporation, Page 19

CURTISS-WRIGHT CORPORATION
2026 Sales Growth Guidance by End Market
As of February 11, 2026

	2026 % Change vs. 2025 Adjusted	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	9 - 11%	20%
Ground Defense	(4 - 6%)	10%
Naval Defense	5 - 7%	27%
Commercial Aerospace	10 - 12%	13%
Total Aerospace & Defense	5 - 7%	70%

Commercial Markets
Power & Process	12 - 14%	19%
General Industrial	Flat	11%
Total Commercial	7 - 9%	30%

Total Curtiss-Wright Sales	6 - 8%	100%

Curtiss-Wright Corporation, Page 20
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Nuclear Power, Process and Industrial markets. We leverage a workforce of approximately 9,100 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments, and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: a reduction in anticipated orders; an economic downturn; geopolitical risks; evolving impacts from tariffs between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com